Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 20, 2025, relating to the consolidated financial statements and schedules of 22nd Century Group, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Freed Maxick P.C.

Buffalo, New York

March 31, 2026